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                                                                      EXHIBIT 11
                                                                      ----------

                               TELXON CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                     (In Thousands Except Per Share Amounts)



                                                                     Three Months                        Six Months
                                                                   Ended September 30,               Ended September 30,
                                                                  1997            1996              1997             1996
                                                             -------------    -------------     -------------    -----------

Net income (loss) applicable to
       common shares                                             $2,388          $(4,702)          $3,982          $(9,499)
                                                                 ======          =======           ======          =======

Weighted average common shares outstanding
       for the period                                            16,273           16,182           16,027           16,265
                                                                 ======           ======           ======           ======

Earnings (loss) per common share:
       On the weighted average common
           shares outstanding for the period *                     $.15            $(.29)            $.25            $(.58)
                                                                   ====            =====             ====            =====


* This calculation is submitted in accordance with Regulation S-K Item 601(b)(1) although not required for income statement presentation because it results in dilution of less than three percent. The Company's 5-3/4% Convertible Subordinated Notes and 7-1/2% Convertible Subordinated Debentures were omitted from the fully diluted calculation due to their antidilutive effect.
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